UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey ___________________________ (State or other jurisdiction of incorporation)	001-33841 _____________________________ (Commission File Number)	20-8579133 ___________________________ (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Vulcan Materials Company (the “Company”) was held on May 10, 2013, in Birmingham, Alabama. There were 129,934,115 shares of common stock of the Company eligible to be voted at the Annual Meeting and 119,521,007 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting. The following matters were submitted to a vote of shareholders at the Annual Meeting.

(1)	Proposal 1: Election of Directors.
Each of the individuals named below was elected to a three-year term:

Director	For	Against	Abstentions
Douglas J. McGregor	106,808,770	3,444,584	441,990
Lee J. Styslinger, III	109,377,869	838,939	448,535
Vincent J. Trosino	107,210,599	3,040,485	414,259

(2)	Proposal 2: Advisory vote on executive compensation (Say on Pay).
The non-binding proposal on executive compensation was approved with the following vote:

For	Against	Abstentions
89,538,513	20,198,976	927,854

(3)	Proposal 3: Ratification of the appointment of the firm of Deloitte & Touche LLP as independent registered public accountants for the year 2013.
This proposal was ratified with voting on the proposal as follows:

For	Against	Abstentions
117,414,633	1,694,560	411,813

(4)	Proposal 4: Approval of amendments to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions.
Not having received more than 80% of the vote of the outstanding shares, this proposal was not approved, with voting as follows:

For	Against	Abstentions
90,921,645	19,449,158	294,333

(5)	Proposal 5: Approval of Amendment of the Certificate of Incorporation to Declassify the Board of Directors.
Not having received more than 80% of the vote of the outstanding shares, this proposal was not approved, with voting as follows:

For	Against	Abstentions
90,952,743	19,431,179	281,215

(6)	Proposal 6: Advisory shareholder proposal regarding an Independent Chair of the Board of Directors.
The voting on this proposal, which did not receive the requisite majority of votes cast, was as follows:

For	Against	Abstentions
34,369,687	75,916,236	379,419

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: May 13, 2013	By:	/s/ Daniel F. Sansone
Daniel F. Sansone